SCHEDULE I

                                  BILL OF SALE

          THIS BILL OF SALE (the "Agreement") dated September 13, 1999.

B E T W E E N:

            Arthur Anderson Inc. in its capacity as Interim Receiver
                   of the assets of GalaVu Entertainment Inc.,
                        and not in its personal capacity

                                 (the "Vendor")

                                       and

                             1373224 Ontario Limited

                                (the "Purchaser")

            WHEREAS Arthur Anderson Inc. was appointed as Interim Receiver (the "Interim Receiver") of the assets of GalaVu Entertainment Inc. ("GalaVu") pursuant to an order of the Ontario Superior Court of Justice dated September 13, 1999;

            AND WHEREAS pursuant to an agreement dated as of September 13, 1999 between the Vendor and the Purchaser (the "Purchase Agreement"), the Vendor agreed to sell and the Purchaser agreed to purchase all of the right, title and interest of GalaVu and the Vendor, if any, in and to the Purchased Assets on the terms described in the Purchase Agreement.

            AND WHEREAS all initially capitalized terms used in this Agreement will have the meanings ascribed to them in the Purchase Agreement unless otherwise defined in this Agreement or unless the context otherwise requires.

            NOW THEREFOR THIS AGREEMENT WITNESSETH that in consideration of $1.00 now paid by the Purchaser to the Vendor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto agree as follows:

1. Sale. The Vendor hereby sells, assigns and conveys to the Purchaser, and the Purchaser purchases from the Vendor all of the right, title and interest if any, of the Interim Receiver and GalaVu in and to the Purchased Assets, other than those Excluded Assets identified on Schedule "A" hereto.

2. As Is, Where Is. The Purchaser acknowledges that it is relying entirely upon its own judgment, investigation and inspection in proceeding with the transaction contemplated hereunder and that it has entered into the Purchase Agreement and this Agreement on the basis that the Vendor does not warrant title to the Purchased Assets. Without limiting the foregoing, the Purchaser acknowledges and agrees that it is purchasing the Purchased Assets on an "as is,

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where is" basis, that it accepts such property in its current state, condition and location and that the Vendor has made no representations, warranties, terms, conditions, understandings or collateral agreements, express or implied, statutory or otherwise, with respect to the title, merchantability, condition, description, fitness for purpose, quality, quantity or any other thing, affecting any of the Purchased Assets or in respect of any other matter or thing whatsoever except as expressly stated herein. The Purchaser acknowledges that, notwithstanding any other provision of this Agreement or the representations and warranties contained in Section 4.1 of the Purchase Agreement, the sale, transfer and assignment of the Vendor's right, title and interest, if any, in and to the Purchased assets is subject to the terms of any license or any other agreement comprising or relating to the Purchased Assets, including, without limitation, (i) any consents of any other party, (ii) any restrictions on disclosure or assignability of any agreements, and (iii) any provisions relating to confidentiality and rights of first refusal for the benefit of any other party to any agreements. The Purchaser acknowledges that it will be responsible for making its own arrangements with any other party which may be required in relation to any of the Purchased Assets, and the Vendor agrees that it will use its reasonable efforts to assist the Purchaser to make arrangements with any such other parties.

3. Limited Liability. The Purchaser acknowledges and agrees that in all matters pertaining to this Agreement, including without limitation, in its execution, Arthur Andersen Inc. is acting solely in its capacity as Interim Receiver of the assets of GalaVu., and as such, it will have no personal or corporate liability of any kind, whether in contract or in tort. The Purchaser further acknowledges and agrees that any liability of the Interim Receiver under this Agreement or the Purchase Agreement will be limited in amount to the net proceeds received by the Interim Receiver from the sale of the Purchased Assets.

4. Non-Merger. The parties agree that all covenants, agreements and other provisions in the Purchase Agreement to be performed after the Time of Closing and all representations and warranties will survive closing and will not merge therewith, subject to any express limitation or restriction in the Purchase Agreement to the contrary.

5. Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and will be treated, in all respects, as an Ontario contract.

7. Further Assurances. Each party will at its own expense, promptly do, execute, deliver or cause to be done, executed and delivered all such further acts or documents in connection with this Agreement that the other party may reasonably require for the purposes of giving effect to this Agreement; provided, however, that the obligation of the Interim Receiver to comply with this provision shall only survive and be in existence for as long as the Interim Receiver is the interim receiver or receiver of GalaVu.

8. Amendment. No amendment to this Agreement will be effective unless made in writing and signed by the parties hereto.

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9. Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction; provided, however, that the substance of the Agreement remains materially unaffected.

10. Counterparts. This Agreement may be executed in two counterparts, each of which shall be considered an original and both of which taken together will be deemed to constitute one and the same instrument. Counterparts may b executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner will promptly forward to any other party an original of the signed copy of this Agreement which was so faxed.

            IN WITNESS WHEREOF the Interim Receiver and the Purchaser have executed this Agreement as of the date first above written.

                                 ARTHUR ANDERSON INC. in its capacity as Interim Receiver of the assets of GalaVu Entertainment Inc.

                                 By: ________________________________________c/s
                                 Name:
                                 Title:


                                 1373224 ONTARIO INC.

                                 By: ________________________________________c/s
                                 Name:
                                 Title: